FORM 8-K

                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                           Current Report

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report(Date of earliest event reported) July 15, 1996(July 10, 1996)

                         ESPEY MFG. & ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)


New York                    I-4383                      14-1387171
(State or other          (Commission                  (IRS Employer
jurisdiction of           File Number)                 Identification No.)
incorporation)

P.O. Box 422,    Saratoga Springs,    New York           12866
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code    518-584-4100

                        Not Applicable
      (Former name or former address, if changed since last report)




Item 5.        Other Materially Important Events.


               On July 10, 1996 the registrant issued a press release announcing the retirement of Mr. Sol Pinsley as President and Chief Executive Officer. Mr. Pinsley will remain as Chairman of the Board of Directors and pursuant to his employment contract will remain as a non-executive officer employee. The terms of Mr. Pinsley's employment contract were included in the registrant's 8-K filing dated
June 13, 1995.  Mr. Joseph Canterino will replace Mr.
Pinsley on an interim basis. The complete text of the press release is attached and incorporated by reference into this filing.


                    SIGNATURES


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         ESPEY MFG. & ELECTRONICS CORP.


                         Herbert Potoker, Treasurer